Exhibit 99.1

Applied Materials to Acquire Semitool

Combination makes Applied Materials the leader in high-growth equipment market for advanced packaging of chips for mobile devices

Strengthens Applied’s opportunity in the memory industry’s conversion to copper

Live conference call and webcast today at 5:30 a.m. Pacific Standard Time

Santa Clara, Calif. and Kalispell, Mont., Nov. 17, 2009 – Applied Materials, Inc. (Nasdaq:AMAT) and Semitool, Inc. (Nasdaq:SMTL) today announced a definitive agreement for Applied to acquire the outstanding shares of Semitool for $11 per share in an all-cash tender offer.

The acquisition makes Applied the equipment leader in two fast-growing segments: advanced packaging and the memory industry’s conversion to copper. The combination enables Applied to serve its customers with a broader range of products and expands the company’s reach to a new set of customers in the semiconductor packaging industry.

“The semiconductor industry recovery is being fueled by global demand for mobile devices such as smart phones, notebook PCs and portable media players for music, gaming and books,” said Mike Splinter, chairman and CEO of Applied Materials. “With this acquisition, Applied will help the world’s leading chip makers create ever-smaller and more powerful devices.”

“Applied Materials and Semitool have a strong track record of collaborating to develop equipment solutions for leading chip makers,” said Randhir Thakur, senior vice president and general manager of Applied’s Silicon Systems Group. “Together with Semitool’s people and products, we can help the industry move to smaller form factors and faster, lower power chips.”

“As part of Applied Materials, we can accelerate the global adoption of the technologies Semitool has developed,” said Ray Thompson, chairman of Semitool. “With this agreement, we are providing our employees with a strong future and our stockholders with exceptional value.”

Headquartered in Kalispell, Mont., Semitool is a leading supplier of electrochemical plating and wafer surface preparation equipment used by chip packaging and chip making companies around the world.

Under terms of an agreement approved by the boards of directors of both companies, Applied Materials will pay an aggregate purchase price of approximately $364 million based on the fully diluted capitalization of Semitool. The acquisition will be conducted pursuant to a tender offer for all of the outstanding shares of Semitool and is conditioned on the tender of at least 66 2/3 percent of Semitool’s outstanding stock on a fully-diluted basis and other customary closing conditions including regulatory approval. Directors and executive officers of Semitool holding approximately 32 percent of Semitool’s outstanding common stock have entered into agreements to tender their shares. Applied expects to commence the tender offer promptly and expects the offer to close by the end of calendar 2009. Following completion of the tender offer, Applied will acquire any remaining shares of Semitool through a second-step merger at the same price paid in the tender offer. Semitool will be operated as a business unit of Applied’s Silicon Systems Group.

Conference Call and Webcast
Applied Materials and Semitool will discuss the announcement on a webcast and conference call today beginning at 5:30 a.m. Pacific Time, 8:30 a.m. Eastern Time. The webcast and webcast replay will be accessible at the Applied Materials website at www.appliedmaterials.com. The conference call phone number is 1-877-356-9175, international 1-706-679-3949, ID 41917169. A conference call replay will be available from 12:00 p.m. Pacific Time today until Dec. 1. The replay phone number is 1-800-642-1687, international 1-706-645-9291, ID 41917169.

Safe Harbor Statement.
This press release contains forward-looking statements, including those relating to Applied’s anticipated acquisition of Semitool and expected benefits of the transaction, such as technology leadership, improved product capabilities, and expanded growth opportunities. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those stated or implied, including but not limited to: the risk that the transaction will not be consummated in a timely manner or at all if, among other things, fewer than 66 2/3 percent of the shares of Semitool common stock are tendered, clearances under the Hart-Scott-Rodino Antitrust Improvements Act or the antitrust laws of Germany are not obtained, or other closing conditions are not satisfied; the successful integration and performance of the acquired business; unknown, underestimated or undisclosed commitments or liabilities; the effectiveness of internal controls; the level of demand for nanomanufacturing technology products, which is subject to many factors, including uncertain global economic and industry conditions, the duration and severity of the current downturn, business and consumer spending, demand for electronic products and integrated circuits, and customers’ utilization rates and capacity requirements; Applied’s ability to (i) realize synergies expected to result from the acquisition, (ii) successfully commercialize purchased technologies, (iii) develop, deliver and support a broad range of products, expand its markets, and develop new markets, (iv) attract, motivate and retain key employees, and (v) obtain and protect intellectual property rights in key technologies; and other risks described in Applied’s and Semitool’s filings with the U.S. Securities and Exchange Commission (SEC). All forward-looking statements are based on managements’ estimates, projections and assumptions as of the date hereof, and neither Applied nor Semitool assume any obligation to update any such statement.

About Applied Materials
Applied Materials (Nasdaq:AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Semitool, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

About Semitool
Semitool designs, manufactures and supports highly engineered, multi-chamber, single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer-level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on the Nasdaq National Market under the symbol SMTL. For more information, please visit the company’s website at www.semitool.com.

Additional Information and Where to Find It
This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, shares of Semitool.  Holders of shares of Semitool are urged to read the relevant tender offer documents when they become available because they will contain important information that holders of Semitool securities should consider before making any decision regarding tendering their securities.  At the time the offer is commenced, Applied Materials and its acquisition subsidiary will file tender offer materials with the SEC, and Semitool will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Semitool at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.  Free copies of these documents may also be obtained by mailing a request to the information agent for the tender offer, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York  10022; by calling toll free at (877) 687-1875 (shareholders) or collect at (212) 750-5833 (banks and brokers); and at www.appliedmaterials.com and www.semitool.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Semitool and Applied Materials file annual and special reports and other information with the SEC. You may read and copy any reports or other information filed by Applied or Semitool at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Applied Materials’ and Semitool’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Contacts

Applied Materials:
David Miller (business media) 408.563.9582
Betty Newboe (technical media) 408.563.0647
Michael Sullivan (financial community) 408.986.7977

Semitool:
Rich Hegger   406.758.7534